As filed with the Securities and Exchange Commission on April 9, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-2956775
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Pine Street, Suite 400
 San Francisco, California 94104
(415) 371-8300
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lisa A. Conte
Chief Executive Officer and President
Jaguar Health, Inc.
200 Pine Street, Suite 400
San Francisco, California 94104 (415) 371-8300
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all correspondence to:

Donald C. Reinke, Esq.
Michael S. Lee, Esq.
Reed Smith LLP
101 Second Street, Suite 1800
San Francisco, California 94105
(415) 543-8700

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-248763

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share	$2,495,000.00	$272.20

(1)          Represents only the additional dollar amount of securities being registered, with an aggregate offering price not to exceed $2,495,000.  This does not include the securities that the registrant previously registered on the registration statement on Form S-3 (File No. 333-248763) (“Prior Registration Statement”).

(2)          Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Based on the public offering price per share.

(3)          The Registrant previously registered securities for a primary offering having a proposed maximum aggregate offering price of $40,000,000 on the Prior Registration Statement. As of the date hereof, a balance of $12,805,000 of such securities remains to be offered and sold under the Prior Registration Statement. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of the registrant’s securities having a proposed maximum aggregate offering price of $2,495,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission, in accordance with Rule 462(b) promulgated under the Securities Act, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $2,495,000 of the Registrant’s common stock, par value $0.0001 per share. The contents of the Prior Registration Statement, including the exhibits and power of attorney thereto and all documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference in the Prior Registration Statement, are hereby incorporated by reference in this Registration Statement.

The required opinion, consents and powers of attorney are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Reed Smith LLP as to validity of the securities being registered.

23.1	Consent of Mayer Hoffman McCann P.C., independent registered public accounting firm.

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

* Previously filed on the signature page of the Registrant’s Registration Statement on Form S-3 (File No. 333-248763), filed with the Securities and Exchange Commission on September 11, 2020, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 9th day of April, 2021.

JAGUAR HEALTH, INC.,

By:	/s/ Lisa A. Conte

Lisa A. Conte
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lisa A. Conte	Chief Executive Officer, President and Director (Principal Executive Officer)	April 9, 2021
Lisa A. Conte

/s/ Carol Lizak	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 9, 2021
Carol Lizak

Chairman of the Board
James J. Bochnowski

Director
John Micek III

*	Director	April 9, 2021
Jonathan B. Siegel

*	Director	April 9, 2021
Greg J. Divis

*By:	/s/ LISA A. CONTE
Name: Lisa A. Conte
Title: Attorney-in-fact